Exhibit 99.1

WEST VIRGINIA PIPELINE, INC.

FINANCIAL REPORT

December 31, 2020

INDEPENDENT AUDITOR'S REPORT

To the Board of Directors

West Virginia Pipeline, Inc.

Princeton, West Virginia

Report on the Financial Statements

We have audited the accompanying financial statements of West Virginia Pipeline, Inc. (the Company), which comprise the balance sheets as of December 31, 2020 and 2019, the related statements of income, stockholders’ equity and cash flows for the years then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of West Virginia Pipeline, Inc. as of December 31, 2020 and 2019, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Charleston, West Virginia
March 2, 2021

 WEST VIRGINIA PIPELINE, INC.

 BALANCE SHEETS

December 31, 2020 and 2019

	2020	2019
ASSETS
CURRENT ASSETS
Cash and cash equivalents (Note 1)	$332,163	$399,816
Contract receivables (Note 2)	1,030,719	1,352,925
Contract assets	-	14,753
Other current assets	34,192	9,172

Total current assets	1,397,074	1,776,666

PROPERTY AND EQUIPMENT, net of accumulated depreciation (Note 3)	745,924	959,688

Total assets	$2,142,998	$2,736,354

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable	$88,636	$211,472
Accrued expenses	37,721	57,264
Current maturities of long-term debt (Note 4)	120,829	151,053

Total current liabilities	247,186	419,789

LONG-TERM DEBT (Note 4)	15,060	135,750

STOCKHOLDERS' EQUITY
Capital stock, common, $100 par value; 500 shares authorized, 408 shares issued and outstanding	40,800	40,800
Additional paid-in capital in excess of par value	33,225	33,225
Retained earnings	1,806,727	2,106,790

Total stockholders' equity	1,880,752	2,180,815

Total liabilities and stockholders' equity	$2,142,998	$2,736,354

 WEST VIRGINIA PIPELINE, INC.

 STATEMENTS OF INCOME

Years Ended December 31, 2020 and 2019

	2020	2019
CONTRACT REVENUES EARNED	$6,126,037	$6,661,532

COST OF REVENUES	3,899,969	4,152,195

Gross profit	2,226,068	2,509,337

GENERAL AND ADMINISTRATIVE	818,260	759,071

Operating income	1,407,808	1,750,266

OTHER INCOME (EXPENSE)
Interest income	498	9,252
Interest expense	(8,680)	(14,956)
Miscellaneous income	311	4,283

Total other income (expense)	(7,871)	(1,421)

Net income	$1,399,937	$1,748,845

 WEST VIRGINIA PIPELINE, INC.

 STATEMENTS OF STOCKHOLDERS' EQUITY

Years Ended December 31, 2020 and 2019

			Additional
	Common Stock		Paid-in	Retained
	Shares	Amount	Capital	Earnings
BALANCE, December 31, 2018	408	$40,800	$33,225	$2,357,945

S-Corp distributions, $4,901.96 per share	-	-	-	(2,000,000)

Net income	-	-	-	1,748,845

BALANCE, December 31, 2019	408	40,800	33,225	2,106,790

S-Corp distributions, $4,166.67 per share	-	-	-	(1,700,000)

Net income	-	-	-	1,399,937

BALANCE, December 31, 2020	408	$40,800	$33,225	$1,806,727

 WEST VIRGINIA PIPELINE, INC.

 STATEMENTS OF CASH FLOWS

Years Ended December 31, 2020 and 2019

	2020	2019
OPERATING ACTIVITIES
Net income	$1,399,937	$1,748,845
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	304,369	281,147
Change in current assets and liabilities:
(Increase) decrease in:
Contract receivables	322,206	8,645
Contract assets	14,753	242,914
Other current assets	(25,020)	(1,688)
(Decrease) increase in:
Accounts payable	(122,836)	55,100
Accrued expenses	(19,543)	30,676

Net cash provided by operating activities	1,873,866	2,365,639

INVESTING ACTIVITIES
Purchase of property and equipment	(90,605)	(154,676)

Net cash used in investing activities	(90,605)	(154,676)

FINANCING ACTIVITIES
Payments on long-term debt	(150,914)	(148,626)
S-Corp distributions	(1,700,000)	(2,000,000)

Net cash used in financing activities	(1,850,914)	(2,148,626)

(Decrease) Increase in cash and cash equivalents	(67,653)	62,337

CASH AND CASH EQUIVALENTS
Beginning	399,816	337,479

Ending	$332,163	$399,816

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash payments for interest	$8,680	$14,956

Note 1.	Summary of Significant Accounting Policies

Nature of business

West Virginia Pipeline, Inc.’s (the “Company”) revenues are generated primarily from pipeline construction and maintenance on water, sewage, and related facilities. The majority of these water and sewage facilities are owned or operated by public service districts or public utility corporations located in southern West Virginia or southwestern Virginia. Nine contracts with two customers generated 89% of the Company’s revenues in 2020. Eleven contracts with two customers generated 91% of the Company’s revenues in 2019. The Company routinely grants credit to all its customers.

Change in accounting principle and transition

Effective January 1, 2019, the Company adopted Accounting Standards Update (ASU) 2014-09 “Revenue from contracts with Customers (Topic 606)” issued by the Financial Accounting Standards Board (FASB). This ASU supersedes most existing revenue recognition guidance under accounting principles generally accepted in the United States of America (GAAP). The Company adopted the new standard using the modified retrospective approach, which is an allowable practical expedient for efficient implementation, and has applied it only to contracts that were not completed at the date of adoption. Because of pertinent contract modifications being insignificant and because the input-based method of recognition is consistent with previous GAAP, the use of this practical expedient had no material impact on beginning retained earnings or upon the comparability of the financial statements presented.

Contract performance obligation

In all material instances, the Company’s contract performance obligations transfer control to customers over time as services are rendered, rather than at a point in time. Customers are invoiced monthly under standard contract terms with payment typically due within 30 days, except for retainages when applicable. As a practical expedient, the Company’s projects are short-term in duration and of a single performance obligation. Projects are typically less than one year and do not incur material mobilization costs. The Company does not have stored or uninstalled materials as the customers provide all significant materials. The Company does not sell warranties separately from their work performed.  The work performed by the Company is generally unit price or cost plus (time and material) and earned over time.

Variable contract consideration

Contract prices may include variable consideration for change orders, claims, incentive bonuses, and liquidated damages. These occurrences are accounted for as modifications of existing contracts and related performance obligations. We recognize variable consideration at the estimated amount for which the Company will most likely be paid. These estimates are based on assessments of anticipated performance and available information (historical, current and forecasted). Depending upon specific facts and circumstances, there can be prospective changes to estimated revenue.

Note 1.	Summary of Significant Accounting Policies (Continued)

Recognition of construction revenue and cost

The Company performs long-term construction contracts and maintenance contracts. Revenues on long-term construction contracts are recognized using the percentage of completion method, measured by the cost-to-cost method. Revenues on maintenance contracts are recognized as costs are incurred.

We believe the best measure of contract progress is reflected by the incurrence of direct and indirect costs such as of labor, payroll taxes, materials, subcontracting, fuel and insurance. Ongoing changes in job conditions, performance, and profitability result in corresponding revisions to revenues and costs, which are changes in estimates and accounted for prospectively. If a job in progress is estimated to be significantly unprofitable, the entire loss is recognized immediately. Project costs are recognized as incurred, regardless of our revenue estimates.

For tax purposes, revenues on long-term contracts are recognized using the completed contract method.

Cash and cash equivalents

Cash and cash equivalents consist of deposits with banks and financial institutions which have an original maturity of three months or less.

The Company maintains cash and cash deposits in financial institutions; at times these deposits may exceed federally insured limits. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on cash and cash equivalents.

Contract receivables

Contract receivables are stated at the amount we expect to collect from outstanding balances and include unbilled amounts recorded for work performed but not billed until after the year-end date. The Company routinely grants credit to their customers and, although they do not require collateral for the receivables, they may exercise certain lien rights to collect the receivables. As a matter of practice, the Company does not charge interest on past due receivables. Bad debts are assessed by charging uncollectible accounts directly to expense in the year in which they are determined to be uncollectible based on historical experience. Bad debts charged to expense for the years ended December 31, 2020 and 2019, were $-0- for both years. In our opinion, no allowance for uncollectible accounts was needed at December 31, 2020 and 2019.

Note 1.	Summary of Significant Accounting Policies (Continued)

Property and equipment

Property and equipment are stated at cost. Depreciation expense is calculated using both straight-line and declining balance methods. The depreciation methods are designed to allocate the cost of the assets over their estimated useful lives.

Routine maintenance and repairs are charged to expense as incurred. Repairs that better or extend the lives of property are capitalized and depreciated over the remaining useful life of the property.

Contract Assets

Our contract assets may include cost and estimated earnings in excess of billings that represent amounts earned and reimbursable under contracts, including claim recovery estimates, but have a conditional right for billing and payment such as achievement of milestones or completion of the project. With the exception of customer affirmative claims, generally, such unbilled amounts will become billable according to the contract terms and generally will be billed and collected over the next three months. Settlement with the customer of outstanding affirmative claims is dependent on the claims resolution process and could extend beyond one year. Based on our historical experience, we generally consider the collection risk related to billable amounts to be low. When events or conditions indicate that it is probable that the amounts outstanding become unbillable, the transaction price and associated contract asset is reduced.

Contract Liabilities

Our contract liabilities may consist of provisions for losses and billings in excess of costs and estimated earnings. Provisions for losses are recognized in the consolidated statements of income at the uncompleted performance obligation level for the amount of total estimated losses in the period that evidence indicates that the estimated total cost of a performance obligation exceeds its estimated total revenue. Billings in excess of costs and estimated earnings are billings to customers on contracts in advance of work performed, including advance payments negotiated as a contract condition. Generally, unearned project-related billings will be earned over the next twelve months.

Use of estimates

The preparation of the financial statements in accordance with accounting principles generally accepted in the United States of America (GAAP) requires the Company to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. The Company periodically evaluates estimates used in the preparation of the financial statements for continued reasonableness. Appropriate adjustments, if any, to the estimates used are made prospectively based upon such periodic evaluation. It is reasonably possible that changes may occur in the near term that would affect our estimates. Significant estimates are those relating to the collectability of contract receivables, earnings on long-term contracts, and depreciation. Revisions in estimated contract profits are made in the year in which circumstances requiring the revision become known.

Note 2.	Comparative Detail Contract Information

At December 31,	2020	2019
Accounts receivable:
Maintenance contracts	$1,030,719	$405,377
Contracts in process	-	937,296
	1,030,719	1,342,673
Retainages (all on contracts in progress)	-	10,252
Total billed contract receivable	$1,030,719	$1,352,925

Revenues earned on work in progress	$-	$1,866,423
Less billings to date	-	1,851,670
	-	14,753
Plus unbilled earnings on completed contracts	-	-
	$-	$14,753
Included in the accompanying balance sheets as contract assets:
Contract revenues earned in excess of billing	$-	$14,753

At December 31, 2020, 99% of contract receivables outstanding related to nine contracts with two customers.

At December 31, 2019, 84% of contract receivables outstanding related to six contracts with three customers.

Note 3. Property and Equipment

Property and equipment consist of the following:

	2020	2019
Building improvements	$86,104	$86,104
Vehicles	1,573,601	1,503,401
Office equipment	11,483	11,483
Machinery and equipment	3,415,628	3,395,223

	5,086,816	4,996,211
Less accumulated depreciation	4,340,892	4,036,523

	$745,924	$959,688

Depreciation expense was $304,369 and $281,147 for the years ended December 31, 2020 and 2019, respectively.

Note 4. Long-Term Debt

Long-term debt consists of the following:

	2020	2019
Installment note with an equipment dealer (0.0%), due in monthly installments of $1,255 through December 2022, secured by equipment.	$30,121	$45,182

Installment note with bank (4.69%), due in monthly installments of $9,043 through December 2021, secured by equipment.	105,768	206,612

Installment note with an equipment dealer (5.0%), due in monthly installments of $3,004, paid off in December 2020, secured by equipment.	-	35,009

	135,889	286,803
Portion payable within one year	(120,829)	(151,053)

	$15,060	$135,750

Maturities of long-term debt are as follows:

2021	$120,829
2022	15,060

$135,889

At December 31, 2020 and 2019, assets pledged as security for debts have a book value of $205,490 and $339,352, respectively.

The Company also has a $750,000 bank line of credit (prime plus 1%, 4.25% at December 31, 2020) that was renewed through October 16, 2021 but then terminated effective December 31, 2020. $500,000 of this line was unsecured and the additional $250,000, if used, would be secured by assets acceptable to the bank. The stockholders of the Company were guarantors on this line. As of December 31, 2020 and 2019, the Company had not utilized any of the line of credit.

Note 5.	Income Taxes

The Company has elected to be treated as an S-Corporation under applicable federal and state tax laws. Accordingly, its income is taxable to the stockholders personally rather than corporately and no provision for income taxes is required in these financial statements.

We evaluate the Company’s income tax circumstances and filings under the most current and relevant accounting rules and believes the Company has incurred no liability for uncertain beneficial tax positions (or any related penalties and interest) for periods open to normal jurisdictional examination (currently 2017 through 2020).

The primary difference between financial statement net income and income reported on the tax returns relates to revenues on long-term contracts being recognized using the percent complete method for book versus the completed contract method for tax and the use of accelerated depreciation for tax reporting. If the Company were to have become a C-Corporation at December 31, 2020, these differences would have given rise to immediate recognition of a deferred tax liability of approximately $153,000 which would have been classifiable as non-current.

Because of the differences discussed above, the Company will report approximately $1,200,000 more taxable income to the stockholders than what is reflected in these financial statements.

Note 6.	Cross Purchase Agreement

The shareholders have executed a cross purchase agreement that requires either shareholder to offer their stock to the other shareholder prior to selling to a non-shareholder. Should the shareholder not desire to acquire the shares available for sale, then the Company has the next right of refusal. Upon the death of either shareholder, the surviving shareholder is required to purchase the stock owned by the deceased shareholder at an agreed upon value. The agreed upon value is established between the shareholders for the sole purpose of facilitating a harmonious transfer of ownership between current shareholders. As part of that agreement the shareholders annually determine an agreed upon sales price for the purpose of executing this agreement should it be required. This agreement was terminated by the shareholders upon the execution of the sale of the Company’s assets as disclosed in note 12.

Note 7.	Employee Retirement Savings Plan

The Company sponsors a 401(k) retirement savings plan, whereby participants may contribute a percentage of compensation. The plan provides for mandatory matching contributions, not to exceed 3%, by the Company. The Company contributed $47,946 and $40,584 for the years ended December 31, 2020 and 2019, respectively.

Note 8.	Commitments and Contingencies

The Company is periodically involved in disputes, claims and lawsuits arising in the normal course of business. In our opinion, with the advice of its legal counsel, the ultimate disposition of these matters will not have a material adverse effect on the financial position and the results of operations of the Company.

Note 9.	COVID-19

A worldwide COVID-19 coronavirus outbreak began causing major disruptions in the U.S. and global economy in the opening months of 2020. We have analyzed the situation and expect it to be a temporary phenomenon, although considerable uncertainty remains at the report date as to the ultimate depth and duration of the impact on the greater economy. Given the Company’s customer base, we expect no significant contract cancellations, delays or collection issues.

The Company is committed to responding carefully to the most current medical advisories that might impact its workforce including following voluntary and mandated quarantines. As a result of these mandates, the ability to maintain an efficient workforce and the ability to rely on subcontractors to complete current work in process timely could be impacted in the near term. The fact remains however that the overall related financial impact of the outbreak (if any) cannot be reasonably estimated at this time.

Note 10.	Revenue Disaggregation

The table below depicts the disaggregation of the Company’s revenue for the years ending December 31, 2020 and 2019.

	2020 Revenue	2019 Revenue
Water/Sewer Utility, Fixed fee & Cost plus	$147,056	$580,874
Water/Sewer Utility-Unit Pricing	2,883,475	3,657,666
Gas Utility-Unit Pricing	3,095,506	2,422,992

Total	$6,126,037	$6,661,532

Note 11.	Recently Issued Accounting Standards

Lease accounting

In February 2016, the FASB issued ASU 2016-02 “Leases” (Topic 842). The new standard dramatically changes the manner in which financial statements present operating lease arrangements by lessees (among other things). The new standard requires entities to reflect operating lease obligations on their balance sheets. Income statement treatment of operating leases will be similar to current GAAP in its impact on profit and loss, although operating lease cost will be recognized primarily as amortization and interest expense, rather than rental expense. For private entities, this standard will be effective for annual reporting periods beginning after December 15, 2020 (2021 for calendar entities). Early adoption is permitted. We are currently evaluating the effect this new rule will have on the financial statements and has not yet selected the timing of its transition.

Note 12.	Subsequent events

The Company’s stockholders agreed to sell certain assets of the Company, as of the close of business on December 31, 2020, to West Virginia Pipeline Acquisition Company, a subsidiary of Energy Services of America Corporation, for $6,215,000 plus assumed liabilities. The sales price was allocated to assets and assumed liabilities as follows:

Cash	$250,000
Goodwill	4,250,000
Fixed assets	1,565,000
Covenant not to compete/Customer list	150,000
Debt assumed	135,899

The Company received the following as consideration:

Cash paid at closing	$3,215,000
Balloon Promissory Note to Company at 3.25% with 5-year term	3,000,000
Assumption of liability	135,899

This transaction has not been reflected on the financial statements as presented as of the close of business on December 31, 2020.

Other subsequent events were evaluated through March 2, 2021, which is the date the financial statements were available to be issued.